Exhibit (a)(1)(x)

GRANTED	EFiled: Jul 27 2005 1:42PM EDT Filing ID 6358174

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ISRAEL NEKRITZ,	:	Civil Action No. 1467-N
:
Plaintiff,	:
v.	:
:
NET2PHONE, INC., et al.,	:
:
Defendants.	:

MELLY HAMEL,	:	Civil Action No. 1477-N
:
Plaintiff,	:
v.	:
:
NET2PHONE, INC., et al.,	:
:
Defendants.	:

GEORGE GROSSBERGER,	:	Civil Action No. 1478-N
:
Plaintiff,	:
v.	:
:
NET2PHONE, INC., et al.,	:
:
Defendants.	:

WILLIAM LATTARULO, Individually and on behalf of all others similarly situated,	: :	Civil Action No. 1482-N
:
Plaintiff,	:
v.	:
:
NET2PHONE, INC., et al.,	:
:
Defendants.	:

ORDER OF CONSOLIDATION

WEIDA LI, Individually and on behalf of all others similarly situated,	: :	Civil Action No. 1500-N
:
Plaintiff,	:
v.	:
:
NET2PHONE, INC., et al.,	:
:
Defendants.	:

ORDER OF CONSOLIDATION

It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the actions,

IT IS HEREBY ORDERED this      day of                     , 2005:

1. The above-captioned actions shall be consolidated for all purposes.

2. Hereafter, papers need only be filed in Civil Action No. 1467-N.

3. The consolidated case caption shall be:

IN RE: NET2PHONE, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	C. A. No. 1467-N

4. ABBEY GARDY, LLP, 212 E. 39th Street, New York, NY 10016, BULL & LIFSHITZ, LLP, 18 East 41st Street, New York, NY 10017, LAW OFFICE OF CURTIS V. TRINKO, LLP, 16 West 46th Street, New York, NY 10036, WOLF POPPER LLP, 845 Third Avenue, New York, NY 10022 and ZIMMERMAN, LEVI & KORSINSKY, LLP, 39 Broadway, Suite 1601, New York, NY 10006 are designated as plaintiffs’ Committee of the Whole. WOLF POPPER LLP and ZIMMERMAN, LEVI & KORSINSKY, LLP are designated as plaintiffs’ Co-Lead Counsel.

5. ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A., 919 Market Street, Suite l40l, Citizens Bank Center, P. O. Box 1070, Wilmington, DE 19899-1070 is designated as Delaware Liaison Counsel for Plaintiffs.

6. All papers and documents previously served and filed in any of the cases consolidated herein are deemed a part of the record in the consolidated action. The Complaint filed in C.A. No. 1477-N is hereby designated as the operative complaint. Defendants need not respond to any other complaints filed in the constituent actions.

7. Plaintiffs’ Co-Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs’ attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, and provide direction, supervision and coordination of all the activities of plaintiffs’ counsel.

Chancellor

Court: DE Court of Chancery

Judge: William B Chandler III

LexisNexis File & Serve Reviewed Filing ID: 6352244

Date: 7/27/2005

Case Number: 1467-N

Case Name: Nekritz, Israel vs Net2Phone Inc

Case Number: 1477-N

Case Name: Hamel, Melly vs Net2Phone Inc

Case Number: 1478-N

Case Name: Grossberger, George vs Net2Phone Inc

Case Number: 1482-N

Case Name: Lattarulo, William vs Liore Alroy et al

Case Number: 1500-N

Case Name: Li, Weida vs Net2Phone Inc

/s/ Judge William B Chandler III